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EXHIBIT 23.3

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

        Marshall Miller & Associates, Inc. hereby consents to the references to our firm in the Prospectus, which is part of this Registration Statement on Form S-1. We hereby further consent to the use of information contained in our report, dated as of February 7, 2006, relating to estimates of coal reserves and non-reserve coal deposits.

Marshall, Miller & Associates, Inc.
By:	/s/ JOHN E. FEDDOCK John E. Feddock, P.E. Senior Vice President
Dated: April 18, 2006

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  EXHIBIT 23.3
CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.